SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant 			       (X)
Filed by a Party other than the Registrant 	 ( )

Check the appropriate box:

(X) 	Preliminary Proxy Statement
( ) 	Confidential, for Use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
( )	Definitive Proxy Statement
( )  	Definitive Additional Materials
( )  	Soliciting Material Pursuant to Section 240.14a-11(c)
      or Section 240.14a-12

                    DYNAMIC ASSOCIATES, INC.
        (Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
( )	No fee required
(X)	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies: 22,473,413 shares

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.11 per share (being the average of the bid and ask price of the shares to be received in the transaction as quoted on the OTCBB on May
12, 1999)

4)    Proposed maximum aggregate value of transaction:
$2,472,075.40

5)    Total fee paid:  $494.42

( )	Fee paid previously with preliminary materials.

( )	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount Previously Paid:
2)      Form, Schedule or Registration Statement No.:
3)      Filing Party:
4)      Date Filed:

<Page 1>

                      DYNAMIC ASSOCIATES, INC.
                       6955 E. Caballo Drive,
                      Paradise Valley, Arizona
                             85253

				  June 18, 1999

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Dynamic Associates, Inc., which will be held on June 28, 1999 at 11:00 a.m., Pacific Standard Time at 101 Convention Center Drive, Suite 1200, Las Vegas, Nevada 89109.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.



                              Sincerely,

                              /S/ Jan Wallace

                			Jan Wallace
                              President

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<Page 2>

                     DYNAMIC ASSOCIATES, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         June 28, 1999

To the Shareholders:

Notice is Hereby Given that the Annual Meeting of the holders of shares of Common Stock of Dynamic Associates, Inc. (the "Common Stock") will be held at 101 Convention Center Drive, Suite 1200, Las Vegas, Nevada 89109 on June 28, 1999 at 11:00 a.m., Pacific Standard Time, for the following purposes:

1. To elect directors.

2. To approve the Agreement and Plan of Merger, dated March 30,
1999, by and among Dynamic Associates, Inc., Advanced Clinical
Systems, Inc., ACS2, Inc. and Dynamic Acquisition Corp., a wholly-owned subsidiary of the Company;

3. To amend the Company's 1997 Incentive Stock Option Plan and 1997 Non-Statutory Stock Option Plan to increase the maximum aggregate number of shares which may be optioned under these Plans to 7,000,000 in conformity with the requirements of the Merger
Agreement; and

4. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on May 10, 1999 are entitled to notice of, and to vote at, this meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /S/ Grace Sim
    		                  Grace Sim, Secretary

June 18, 1999
                        IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

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<Page 3>

                        DYNAMIC ASSOCIATES, INC.
                         6955 E. Caballo Drive,
                        Paradise Valley, Arizona
                                85253


				                      June 18, 1999


                  PROXY STATEMENT FOR ANNUAL MEETING
                          OF SHAREHOLDERS
                      TO BE HELD JUNE 28, 1999

This Proxy Statement, which was first mailed to shareholders on or about June 18, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Dynamic Associates, Inc. (the "Company"), to be voted at the annual meeting of the shareholders of the Company (the "Annual Meeting"), which will be held at 11:00 a.m. on June 28, 1999, at 101 Convention Center Drive, Suite 1200, Las Vegas, Nevada 89109 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

Shareholders of record at the close of business on May 10, 1999 will be entitled to vote at the meeting on the basis of one vote for each share held. On May 10, 1999, there were 18,386,429 shares of common stock outstanding, held of record by 559 shareholders.

The deadline for submittals of shareholder proposals for the next regularly scheduled annual meeting will be not less than 120 days prior to the release date of the proxy materials as received at the Company's principal offices by that date. A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a-8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company's release of its proxy statement to shareholders.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                           MEETING

PLACE, DATE AND TIME

The Annual Meeting will be held at 101 Convention Center Drive,
Suite 1200, Las Vegas, Nevada 89109, on June 28, 1999 at 11:00 a.m. Pacific Standard Time.

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<Page 4>

RECORD DATE; SOLICITATION OF PROXIES

The Board of Directors of the Company (the "Board") has fixed the close of business on May 10, 1999 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 18,386,429 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting held by approximately 559 holders of record. Holders of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date.

In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Annual Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials. Any questions or requests for assistance regarding the Company's proxies and related materials may be directed in writing to Grace Sim at 6955 E. Caballo Drive, Paradise Valley, AZ 85253.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, holders of Common Stock of the Company will be asked to elect directors, amend the Company's 1997 Incentive Stock Option Plan and 1997 Non-Statutory Stock Option Plan to increase the maximum aggregate number of shares which may be optioned under these Plans, and approve a merger agreement between Dynamic Acquisition Corporation, a newly formed, wholly owned subsidiary of the Company and ACS2, Inc. ("ACS") whereby the shareholders of ACS will become shareholders of the Company and the operating subsidiaries of ACS will become wholly owned subsidiaries of the Company ("Merger Agreement"). See "The Merger" Section below for background and details of this transaction.

VOTE REQUIRED

Twenty Five Percent (25%) of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Annual Meeting. The affirmative vote of a majority of those shares in favor of the Merger Agreement and the proposed amendment to the Company's 1997 Incentive Stock Option Plan and 1997 Non-Statutory Stock Option Plan will be necessary in order to approve the agreement and amendment, and the nominees receiving the three highest number of votes will be elected to the board of directors. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be

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<Page 5>

voted FOR approval of the Merger Agreement, FOR approval of the proposed amendment to the Company's 1997 Incentive Stock Option Plan and 1997 Non-
Statutory Stock Option Plan, and FOR the nominees for the Board named herein, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Annual Meeting (of which the Company is not presently aware).

Under the rules of the NASD, although brokers who hold shares in a street name have the authority to vote on certain items when they have not received instructions from the beneficial owners, brokers will not be entitled to vote on the approval of the Merger Agreement absent specific instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Annual Meeting will be counted as present for quorum purposes.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting.

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the Corporate Secretary of the Company an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy. There are no dissenters rights or remedies for shareholders who do not agree with the outcome of the vote on the issues to be brought at this Annual Meeting.

SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE
INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

                       ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting, to hold office for one year until the next annual meeting of shareholders (or, if sooner, until the change in composition of the Board contemplated under the Merger Agreement and further described herein in the section entitled "Issuance of Common Stock and Composition of the Board") and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

Jan Wallace, 43, is a Director, the President and the Chief
Operating Officer of the Company. Ms. Wallace has been employed by the Company since April 1995, when she was elected to the Board

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<Page 6>

of Directors and accepted the position of Chief Operating Officer. Ms. Wallace was previously Vice President of Active Systems, Inc.
a Canadian Company. Prior to that she was President and Owner of Mailhouse Plus, Ltd., an office equipment distribution company which was sold to Ascom Company. She has also been in management with Pitney Bowes-Canada and Bell Canada where she received its highest award in Sales and Marketing. Ms. Wallace was educated at Queens University in Kingston, Ontario and Carleton University, Ottawa, Ontario in Political Science with a minor in Economics.
Ms. Wallace also sits on the board of directors of MW Medical, Inc., a publicly held company.

Grace Sim, 38, has been Secretary-Treasurer of the Company since October 10, 1997. Ms. Sim joined Dynamic in January 1997. Prior to joining Dynamic, Ms. Sim owned an accounting consulting company in Ottawa, Ontario, Canada. Ms. Sim received her Bachelor of Mathematics with honors from the University of Waterloo in Waterloo, Ontario. Ms. Sim also sits on the board of directors of MW Medical, Inc., a publicly held company.

Elliot Smith, 65, is a Director of the Company. Mr. Smith began his career with Prudential Securities in 1954 as a Registered Representative in its Syracuse, New York, office. By 1966, Mr. Smith was appointed Resident Manager of the firm's largest office in New York City. He was named Manager, Marketing & Sales Division at the Home Office in New York City in 1969, and in 1970, was elected First Vice President and National Sales Manager. In 1973, Mr. Smith was elected to the Board of Directors of Bache & Company, Inc. In 1977, he was named Senior Officer of Commodity Division and Metal Company and in 1980, was elected President of Bache Haley Stuart Metal Company, Inc. In 1983, after leaving Prudential, Mr. Smith served as Executive Vice President at R. Lewis Securities, Inc., located in New York City, and from 1984 to 1995 was President of Whale Securities Company, LP, also located in New York City.
Mr. Smith is also on the Boards of Pennington School and Jillians Company. Mr. Smith is a former Member and Director of the Chicago Board of Options Exchange; Governor of the American Stock Exchange
(AMEX); Governor and Chairman of the AMEX Commodities Exchange; Director and Member of the Executive Committee of the Securities Industry Automation Corp.; and Past President of the Association of Investment Brokers.

Note that if the Merger is consummated, it is anticipated that Grace Sim will resign as a Director from the Board.

INFORMATION REGARDING THE BOARD

The Company's Board of Directors (the "Board") has no Committees. The Board met eleven times during the last fiscal year as issues were raised. All directors attended 75% or more of the aggregate number of Board meetings. The current Board includes Jan Wallace, Elliot Smith and William Means. Basic information regarding Jan Wallace and Elliot Smith is provided above under "Nominees", and information on William Means is provided below.

William H. Means, Jr., 43, is a Director of the Company. Mr. Means received his B.S. in Business Administration from Louisiana Tech University in 1976 and his M.B.A. in Personnel Management from Louisiana Tech in 1978. From 1978 to 1980, Mr. Means worked as an Assistant Credit Manager, Salary Administrator and Commercial Loan Review Analyst at Commercial National Bank

                              7

<Page 7>

in Shreveport,
Louisiana. From 1980 through 1984 he was the Vice President of Commercial Loan Administration at Bossier Bank and Trust in Bossier City, Louisiana. From 1984 through 1986 he was a Senior Vice President at National Bank of Bossier and from 1986 through 1988 he was a Senior Vice President at Bank of Mid-South in Bossier City, Louisiana. From 1988 through 1989 he was a co-owner and Account Executive at United Advertising Network and from 1989 through 1991 he was an Office and Site supervisor at McNeely Construction Company. Mr. Means owned and operated Space Center Painting and Construction Company, Space Center Mini Storage and Terrace Acres Apartments from 1991 through 1994, when he joined Genesis as an Executive Vice President. Although he continues to serve as a Director of the Company, Mr. Means resigned all his positions with Genesis and GCCA as of December 2, 1998.

Each of the current members of the Board have held office since the last Annual Meeting of shareholders held in October of 1997.

Pursuant to agreements with the Company, the directors were each to be paid $10,000 per year and $750 for each Board meeting where their physical presence was required and they actually attended. These amounts, however, have not been paid since the first quarter of fiscal year 1998. At a meeting of the Board on March 24, 1999, all Directors agreed to waive any rights they had to any such compensation, including any accrued compensation through consummation of the proposed merger (See discussion below regarding terms of the proposed merger between ACS and Dynamic Acquisition Corporation, a wholly owned subsidiary of the Company). Such waiver will not effect any compensation earned by the Directors following the Merger.

The following table provides information on the annual compensation received by the Executive Officers and Directors of the Company:

Annual Compensation Table

	           Annual Compensation	Long-term Compensation
Name and                      Other       Restricted
Principal                     Annual       Stock   Options   LTIP   All other
Position    Year Salary Bonus Compensation Awards  /SARs     Payout Compensation

Jan Wallace 1998 $180,000 $ 0	$ 3,250	 $   0  $100,000(1) $  0    $    0
President,
CEO, Director

Grace Sim	1998 $105,067 $ 0	$     0	 $   0  $ 50,000(1) $  0    $    0
Secretary/
Treasurer

Elliot Smith1998 $      0 $ 0	$ 3,250	 $   0  $      0    $  0    $    0
Director

William H.
Means Jr.	1998 $189,000 $ 0	$ 3,250	 $   0  $      0    $  0    $    0
Director

There can be no assurance that the amounts of compensation actually paid, or the persons to whom it is paid for 1999, will not differ materially from the above 1998 amounts.

(1) Exercised in 1998.

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Options

In 1998, there were no options granted to the Company's officers or directors; however the following officers and directors exercised prior existing options in the amounts indicated below:

 		Number of Shares
Name		of Options Exercised  Exercise Price  Proceeds to Company

Jan Wallace		100,000		$1.00			$100,000

Grace Sim		 50,000		$1.00			$ 50,000

Florian Homm	100,000		$1.00             $100,000

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES.

                         THE MERGER
GENERAL

The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included with this Proxy Statement as
Exhibit 2, and the Capital Contribution Agreement, a copy of which is included in this Proxy Statement as Exhibit 1.

As of March 30, 1999, the Company entered into a Capital Contribution Agreement with ACS, Advanced Clinical Systems, Inc. ("Advanced") and Advanced-Dynamic, LLC ("LLC") under which the Company contributed its operating subsidiaries, Genesis Health Management Company ("Genesis") and Geriatric Care Centers of America, Inc. ("GCCA"), and ACS contributed its subsidiary, Advanced, and the operating subsidiaries of Advanced to the newly formed LLC. In consideration of which, each of the Company and ACS received a fifty percent (50%) equity interest in the LLC. Genesis and GCCA are referred to together as the "Dynamic Subsidiaries" and Advanced and all of the subsidiaries of Advanced are referred to together as the "Advanced Subsidiaries". The Capital Contribution Agreement and the contributions to the LLC were completed contemporaneously as of March 30, 1999 with the parties' agreement to the LLC's Operating Agreement. The LLC's Operating Agreement sets forth the agreement of the Company and ACS with respect to the ownership and management of the LLC, the Dynamic Subsidiaries and the Advanced Subsidiaries pending consummation of a proposed merger of ACS into Dynamic Acquisition Corporation ("DAC"), a newly formed Nevada corporation and a wholly owned subsidiary of the Company (the "Merger"). Until the Merger, the operations, assets and liabilities of the Advanced Subsidiaries and the Dynamic Subsidiaries will remain segregated even though all such subsidiaries are owned by the LLC. The LLC's Operating Agreement also sets forth the agreement of the Company and ACS to dissolve the LLC and return the subsidiaries to their respective companies in the event that the Merger (more fully described below) is not consummated by December 15, 1999.

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The Capital Contribution
Agreement and the LLC's Operating Agreement are attached hereto as Exhibits 1 and 3 respectively, and incorporated by this reference.

On the same date (March 30, 1999), the Company, DAC, ACS and Advanced also entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement contemplates that upon approval by the shareholders of the Company (and the satisfaction or waiver of the other conditions of the Merger and Contribution Agreements), the Merger between DAC and ACS will take place. Upon completion of the Merger, DAC will be the surviving company and remain a wholly-owned subsidiary of the Company. ACS will cease to exist and the ACS shareholders will become shareholders of the Company based on an exchange of shares that provides existing ACS shareholders with newly issued common stock representing approximately 55% of the outstanding shares of the Company. Thereafter, the Company will, directly or indirectly, be the sole controlling shareholder of all the Advanced and Dynamic Subsidiaries. All the terms and conditions upon which the Merger is to be effected are set forth in the Merger Agreement, attached hereto as Exhibit 2, and incorporated by this reference.

The Company has recently negotiated an Amendment to the Merger and Contribution Agreements that have made certain clarifications and modifications to these Agreements. These changes are reflected herein . A copy of the Amendment to the Contribution Agreement is attached hereto as Exhibit 9 and incorporated by this reference, and a copy of the Amendment to the Agreement and Plan of Merger is attached hereto as Exhibit 10 and incorporated by this reference.

The Company has also agreed to enter into a Registration Rights Agreement with the ACS Stockholders upon closing of the Merger (the "Registration Rights Agreement"). Under this agreement, the Company will grant registration rights to the ACS Stockholders covering 50% of the shares of the Company's common stock to be issued upon consummation of the Merger. These rights will require the Company to file a registration statement pursuant to the Securities Act of 1933 ("Securities Act") to qualify 25% of the shares issued to the ACS stockholders within 90 days of closing of the Merger, and an additional registration statement covering an additional 25% of the shares within thirty (30) days after the one year anniversary of the Merger. The form of Registration Rights Agreement is attached as Exhibit 4 to this report and incorporated by this reference.

The number of shares of the Company issued to the ACS Shareholders upon consummation of the Merger will be subject to adjustment based on the fiscal performance of the Advanced Subsidiaries and the Dynamic Subsidiaries for the year ending December 31, 1999. The Company and the ACS Stockholders will therefore also enter into an Escrow Agreement upon consummation of the Merger that sets forth the terms of this adjustment (the "Escrow Agreement"). As part of this Escrow Agreement, the Company will deposit four million, eighty six thousand seventy three (4,086,073) shares of this common stock with duly executed stock powers into an escrow to be held by an escrow agent and distributed to the ACS shareholders in accordance with the terms and provisions of the Escrow Agreement. The Escrow Agreement is attached hereto as Exhibit 5 and described more fully in the section entitled "Escrow Agreement" below.

The terms and conditions of the Capital Contribution Agreement, the Operating Agreement, the Merger Agreement, the Registration Rights Agreement and the Escrow Agreement were determined through arms-length negotiations between the representatives of the Company and ACS.

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<Page 10>

The preceding information is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included with this report as Exhibit 2, the Capital Contribution Agreement, a copy of which is included in this report as Exhibit 1, the LLC's Operating Agreement, a copy of which is included in this report as Exhibit 3, the Registration Rights Agreement, a copy of which is included in this report as Exhibit 4, and the Escrow Agreement, a copy of which is included in this report as Exhibit 5.

BACKGROUND OF MERGER

The following is a brief discussion of the history of the transaction.

Reasons for Merger; Recommendation of the Board of Directors

At its meetings held on March 24, 1999, the Board determined that the Merger was in the best interests of the Company and its shareholders. Accordingly, at this meeting, the Board authorized the Company's President to complete negotiations and enter into the Contribution and Merger Agreements with Advanced and ACS. These Agreements were then ratified by the Board at its meeting on April 9, 1999 when it directed that the Merger Agreement be submitted to the Company's shareholders for approval.

THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE
FOR APPROVAL OF THE MERGER AGREEMENT.

The determination of the Board to approve the Merger Agreement was based upon its consideration of a number of factors. The following list includes some of the material factors considered by the Board in its evaluation of the Merger:

(1) 	the Board's familiarity with the business, operations,
competitive position and prospects of the Company, and the nature of the industry in which the Company participates, both on a historical and a prospective basis. In particular, the Board considered the impact of recent regulatory changes to the health care management business;

(2) 	the Board's consideration of, among other things,
information with respect to the financial condition, results of operations and business of the Company, on both a historical and a prospective basis, and the influence of current industry, economic, market and regulatory conditions. In particular, the Board considered the current limitations of management of the subsidiaries;

(3) 	the Board's consideration over the last several months of
a variety of strategic alternatives, including a number of proposed business combination transactions, which could not be consummated, and the Board's belief that none of the various potential strategic alternatives believed by the Board to be available to the Company

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at the time the Merger Agreement was executed appeared to
the Board to be as favorable to the Company and its shareholders as the Merger with ACS;

(4) 	the Board's review of the historical and prospective
market prices of the Company's Common Stock to be issued to the ACS Stockholders as the Merger Consideration;

(5) the Board's review of presentations by, and discussion of the terms and conditions of the Merger with, senior executive officers of the Company, representatives of its legal counsel and representatives of the Company's Note
Holders;

(6) the acceptance by the Company's Note Holders of an offer to replace their 10% unsecured convertible notes with a combination of 7.5% secured convertible notes, warrants to purchase the Company's Common Stock and shares of the Company's Common Stock.

In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not attempt to, quantify or otherwise attempt to assign relative weights to the specific factors described above in reaching its determination.

The vote of the directors was Director Wallace and Director Smith in favor and Director Means opposed. Director Means stated that he will vote his shares against the merger, but will take no action to solicit proxies or other opposition against the proposed merger. Directors Wallace and Smith have stated that they will vote their shares of stock in favor of the merger.

Letter Of Intent

Following extensive discussions, the Company executed a letter of intent with Advanced (the "Letter of Intent"). The Letter of Intent set forth the understanding between the Company and Advanced regarding certain preliminary discussions and due diligence investigations leading toward a proposed business combination. The Letter of Intent was not legally binding on either the Company or Advanced, with the exception of certain covenants regarding confidentiality, access and expenses.

The Letter of Intent contemplated the merger of Advanced with a subsidiary of the Company and the issue of a number of common shares of the Company equal to 122% of its issued and outstanding shares such that the shareholders of Advanced would own 55% of the post-closing issued and outstanding
shares of the Company.   The Letter of Intent stated that the
merger was subject to re-financing of the Dynamic convertible unsecured debt such that the principal amount outstanding after re-financing was no more than $10,000,000 bearing an annual interest rate of no greater than 10% per annum.

The Company and Advanced determined to proceed with the two stage merger transaction as set forth in the Contribution and Merger Agreements instead of the merger transaction set forth in the Letter of Intent. Among other things, this two stage structure enables the

<Page 12>
Company and Advanced to pursue re-financing of Advanced's existing debt with NationsCredit, as discussed below in the section on "Conditions to the Merger", based on their combined business operations.

Interim Management Agreement

The Company entered into an interim management agreement with Advanced dated December 7, 1998 (the "Interim Management Agreement"). The Interim Management Agreement was entered into to enable the Company to continue the management of the Genesis and GCCA businesses with minimal disruption upon the resignation of certain members of the management of those companies and while merger talks proceeded.

Under the Interim Management Agreement, Advanced agreed to provide management and operation services for the geriatric psychiatric health care business carried on by Genesis and GCCA pending execution of the Capital Contribution Agreement and the Merger Agreement. The services involved supervision of all day to day management and operation activities, with the assistance of the staff of Genesis and GCCA. In consideration, the Company agreed to pay to Advanced a fee equal to $15,000 per month, pro-rated for any portion of a month in which the services were provided. In addition, the Company agreed to reimburse Advanced for reasonable expenses incurred by it and paid to arms-length parties in providing its management services, provided that the reimbursable expenses were limited to a maximum of $6,000 per month. The Company retained control and responsibility for all key management decisions of Genesis and GCCA. Advanced agreed to make recommendations to Dynamic for all key management decisions, provided that Dynamic was not bound to carry out any recommendations of Advanced. Advanced agreed to co-ordinate all management and operational activities through Ms. Jan Wallace, President of the Company and to keep Ms. Wallace fully apprised of all management and operational activities conducted by Advanced.

The Interim Management Agreement was terminated by agreement of the parties upon execution of the Capital Contribution Agreement, and, in a modified form, has been incorporated into the Operating Agreement of the LLC (See "Capital Contribution and the LLC Operating Agreement" below).

Re-Financing of the Company's Convertible Notes

As a condition preceding any merger under the Letter of Intent, the Company was required to re-finance its 10% convertible unsecured notes due September 30, 2006 (the "Original Notes") to a principal amount of less than $10,000,000. On February 1, 1999, the Company completed this re-financing. Prior to this re-financing, the aggregate outstanding principal amount of the Original Notes was $17,001,500. The Company reduced this outstanding debt to $8,676,500, consisting of secured convertible notes of $8,325,000, as described below, and Original Notes in the amount of $351,500.

As part of the re-financing, the holders of $16,650,000 of Original Notes accepted the Company's offer to replace those notes with the following for every two dollars of obligation cancelled:

<Page 13>

(1) one dollar of debt as represented by a 7.5% secured convertible note due December 31, 2006 with interest payable on June 30 and December 31 of each year until maturity (the "Secured Notes"). The Secured Notes are convertible into common shares of the Company at a price of $1.00 per share at any time until maturity;

(2) two warrants to purchase two common shares of the Company at a price of $1.50 per share, good until December 31, 2000 (the "Share Purchase Warrants"); and

(3) one share of the Company's common stock.

In aggregate, the Company issued to the holders of the Original Notes a total of 4,162,500 shares of Common Stock, Share Purchase Warrants to purchase a total of 8,325,000 shares of Common Stock and Secured Notes in the aggregate principal amount of $8,325,000. A balance of $351,500 of the Original Notes remain outstanding.

Capital Contribution and the LLC Operating Agreement

As of March 30, 1999, ACS, Advanced, the LLC and the Company entered into the Capital Contribution Agreement. The Capital Contribution Agreement is the Agreement under which the Company and ACS contributed their operating subsidiaries to the LLC in a form of joint venture. At the same time, the parties entered into the LLC's Operating Agreement under which the LLC was to be governed. This includes, in general, the terms of the ownership and management of the LLC, the Dynamic Subsidiaries and the Advanced Subsidiaries pending consummation of the proposed merger.

ACS and the Company were given equal interests in the LLC in exchange for their contribution of their respective subsidiaries. The administration of the day-to-day business and affairs of the LLC was delegated by the Members to four
Managers: a Chief Manager, a Vice Manager, an Advanced Operations Manager, and a Dynamic Operations Manager. Kevin Lee was designated the Chief Manager, Jan Wallace was designated the Vice Manager, Andrew Miller was designated the Advanced Operations Manager, and Clay Deardorff was designated the Dynamic Operations Manager.

In general, the Chief Manager carries out the day-to-day management and operations of the LLC in accordance with the directions, and subject to the review, of the Members. The day to day management and operation of the geriatric psychiatric health care businesses carried on by the Dynamic Subsidiaries is carried out by Advanced, with the assistance of the staff of the Dynamic Subsidiaries. In consideration, the Dynamic Subsidiaries pay to Advanced a fee equal to $7,000 per month, payable in advance, pro-rated for any portion of a month in which the services are provided. In addition, the Dynamic Subsidiaries must reimburse Advanced for its reasonable expenses incurred in providing its management and operations services. These reimbursable expenses are limited to a maximum of $6,000 per month. The Dynamic Subsidiaries may, in their sole discretion, defer such monthly payments until June 30, 1999, upon which date all accrued sums become payable unless the merger has been completed by that time (in which case all such amounts are forgiven). See discussion on

<Page 14>

Interim Management Agreement above.

Dynamic, through the Dynamic Operations Manager, will retain control over and will continue to assume all responsibility for all key management decisions of the Dynamic Subsidiaries. Advanced will make recommendations to Dynamic and the Dynamic Operations Manager for all key management decisions, provided that Dynamic and the Dynamic Operations Manager are not bound to carry out any recommendation of Advanced. Advanced must carry out all management directions made by Dynamic, provided they are within the scope of the applicable portions of the LLC's Operating Agreement.

In addition, Advanced must co-ordinate all management and operational activities through the Dynamic Operations Manager. Advanced must keep Dynamic and the Dynamic Operations Manager fully apprised of all management and operational activities conducted by Advanced.

The LLC's Operating Agreement also sets forth the agreement of the parties to dissolve the LLC in the event that the proposed merger is not consummated by December 15, 1999. In such a case, the subsidiaries are to be returned to the control of their respective companies.

A copy of the LLC's Operating Agreement is attached hereto as
Exhibit 3.

INFORMATION REGARDING ACS

General

ACS was incorporated in Delaware in April 1995, and its predecessor was incorporated in 1989. Its principal executive offices are located at 49 Music Square West, Suite 502, Nashville, Tennessee
37203-3272 and its telephone number is (615) 321-5577.

ACS, through its subsidiaries, operates outpatient and inpatient behavioral health programs for hospitals and community mental health centers. ACS' business emphasis is in managing behavioral health services for geriatric patients. ACS was formed to operate hospital-based, diagnostically-oriented pain management units, and although that business is profitable, ACS intends to emphasize behavioral healthcare in the future. ACS has 7 contracts with hospitals for the operation of pain centers, has 14 contracts for the operation of mental health programs, and has practice management agreements with 32 clinicians.

Credit Facility

ACS entered into a credit agreement (the "Credit Agreement") dated as of March 31, 1998 with certain lenders and NationsCredit Commercial Corporation ("NationsCredit"), as agent. As of May 1, 1999, approximately $5.9 million was outstanding under the loan. ACS is currently in default under the Credit Agreement for, among other matters, failing to meet certain financial covenants and entering into the Contribution Agreement and Merger Agreement without its lender's consent.

By letter dated April 13, 1999 NationsCredit agreed to forbear until December 15, 1999 from exercising its rights and remedies available to it under the Credit Agreement. However, that

<Page 15>

forbearance was subject to several conditions, including resolution of certain existing defaults to the lenders' satisfaction by April 30, 1999. The parties have not yet resolved such defaults. Accordingly, the lenders may exercise their rights under the Credit Agreement at any time, including declaring all outstanding amounts immediately due and payable. The lenders have not yet exercised any such rights, and ACS is continuing its efforts to resolve all outstanding matters with its lenders in order that the Merger may proceed.

ACS is in the process of identifying a lender or lenders who would refinance, in whole or in part, ACS' existing line of credit, since consent of the current lenders or refinancing is a condition for consummation of the Merger.


Operations

Services
Through its New Day and Pain Care subsidiaries, ACS provides management services to hospitals and community mental health centers under long-term contracts for the development, staffing and management of outpatient and inpatient specialty units, which units are owned by such hospitals and community mental health centers. These units are dedicated to the diagnosis and treatment of individuals suffering with mental health or chronic pain conditions. ACS currently operates in the states of Alabama, Arkansas, Florida, Kentucky, Tennessee and Texas, and the District of Columbia.

Typically, ACS establishes a relationship with a hospital or community mental health center by entering into a service agreement or management agreement. The service agreements of ACS' behavioral health and pain management divisions are similar in content. The agreements normally require ACS to develop and operate mental health or pain management programs for the hospital or community
mental health center   The agreements typically last for one to
three years and some automatically renew from year to year. Among the services and resources ACS commonly furnishes under these agreements are management services, written material necessary to develop, market, implement and operate a given program, and trained and experienced health management professionals who serve in such capacities as program directors, medical directors, clinicians, and social workers. ACS establishes its relationship with medical directors and certain other professional personnel by way of independent contractor agreements. These agreements normally require the independent contractor to render services at a designated location managed by ACS in return for a monthly fee paid by ACS to the contractor.

Revenue Sources
The table below sets forth the percentage of operating revenues derived from each payor source for the fiscal year ended June 30, 1998 and the nine month period ended March 31, 1999.

						Year Ended	     9 Months
	Revenue Source			06/30/98	     Ended 03/31/99
      --------------                ----------       -------------
	Hospital Management Fees	85.6%			 91.9%
	Practice Management Fees	 7.7%			  6.4%
	Managed Care Management		 5.4%			  1.1%
	Other					 1.3%			  0.6%
                                   ------             ------
                                   100.0%	            100.0%

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<Page 16>

The following table sets for the percentage of payor sources for the operating revenues comprising "Practice Management Fees" set forth in the first table above for the two fiscal periods noted.

			    Year Ended	     9 Months
Payor Source	    06/30/98	     Ended 03/31/99
--------------        ----------         -------------

Medicare                20.0%                 31.8%

Workers
compensation
insurance
carriers                33.3%                 31.2%

Commercial
Insurers                13.4%                  9.0%

HMOs/PPOs               20.3%                 16.3%

Others                  13.0%                 11.7%
                        _____                 _____
                        100%                  100%

The following table sets for the percentage of payor sources for the operating revenues comprising "Hospital Management Fees" set forth in the table above for the two fiscal periods noted.

			    Year Ended	     9 Months
Payor Source	    06/30/98	     Ended 03/31/99
--------------        ----------         -------------

Hospital			86.2%			     89.8%
Community Mental
Health Centers		13.8%		           10.2%
                        _____                  _____
                        100%                   100%

Competition

The behavioral health services market is highly fragmented. The primary competition for ACS' behavioral health operations is provided by specialized managers similar to ACS that also contract with hospitals to manage psychiatric programs. Some of these managers have greater financial, personnel and other resources than ACS. Management believes that the competitive factors most important in this industry are quality of care and service, ability to develop and retain positive relationships with referral sources, competitive pricing and comprehensiveness of offered services. In almost every new business opportunity, ACS encounters competition from a specialized manager. The competitive bidding usually occurs whether the hospital already has a specialized manager under contract that is subject to renewal or when a hospital is contemplating opening a new psychiatry services unit. In ACS' pain management division, the competition is provided by departments of competing hospital free-standing physician specialty clinics and surgery centers.

<Page 17>

Government Regulation

ACS, as a participant in the health care industry, is subject to extensive federal, state and local regulation. Almost all of the operations ACS manages are subject to federal laws. Such programs are also subject to state laws governing all healthcare providers, including physicians, hospitals and mental health facilities.

In recent years, various state and federal regulatory agencies have stepped up investigative and enforcement initiatives with respect to the health care industry in general, and many companies providing health care services have received subpoenas and other requests for information from these regulatory agencies in
connection with the health care services they provide.   In
October, 1998, the Health Care Financing Administration ("HCFA") and Medicare's investigative arm, the Office of Inspector General of the Department of Health and Human Services ("OIG") announced that partial hospitalization programs would become the focus of intense governmental scrutiny, in the wake of findings that partial hospitalization services provided at community mental health centers across the country did not meet program requirements. As a result of this initiative, ACS, along with other providers of partial hospitalization services, has been asked by the government for information about its programs. The OIG inquiries to ACS have focused on the partial hospitalization program which ACS manages at Tomball Regional Hospital in Tomball, Texas, and OIG representatives have indicated to ACS that the Tomball, Texas hospital program was selected because of a higher
than average utilization rate.   ACS is cooperating with the
government in its efforts to proceed with the audit.

ACS has been informed by the OIG auditor performing the audit at Tomball Texas that neither ACS nor the hospital is currently the
subject of an investigation.    The government has broad authority
and discretion in enforcing applicable laws and regulations, and therefore the scope and outcome of these investigations and inquiries cannot be predicted with certainty. Also, there is no certainty that the audit of the Tomball, Texas program will not lead to an investigation, or that there might not be future audits and/or investigations.

Healthcare law is an area of extensive and dynamic regulatory change. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on permissible activities, the relative costs associated with doing business, and the amount and availability of reimbursement by government and third-party payors. There can be no assurance that either the federal, state or local governments will not impose additional regulations upon the services ACS provides which could adversely affect ACS' ability to carry on each of its lines of business as presently conducted.

Year 2000 Disclosure

The following is a Year 2000 Readiness Disclosure for purposes of the Year 2000 Information and Readiness Disclosure Act.

<Page 18>

Many computer software programs were written using two digits instead of four to define the applicable year, resulting in such programs interpreting a date including the digits "00" as the Year 1900 instead of the Year 2000. This Year 2000 ("Y2K") problem could result in system failures which disrupt services, collections, payroll and other standard business operations.

ACS has completed an assessment of its internal computer software systems with potential Year 2000 ("Y2K") problems and has completed its upgrade of all hardware. ACS has obtained assurances from its software vendors that all software material to ACS' operation is Y2K compliant with the exception of billing software. ACS has acquired replacement software at a cost of approximately $100,000 and expects to complete its installation by June 30, 1999. Testing of such software for Y2K compliance is being conducted in conjunction with its installation. ACS has employed a director of information systems and has designated 18 individuals to evaluate all software ACS uses to ensure that computer processing can continue without system problems on and after January 1, 2000.
ACS has not developed a formal contingency plan should Y2K problems arise, and it is unknown whether such a contingency plan will be developed.

ACS has been informed that its hospital and community mental health center clients have assessed their systems and potential risks regarding Y2K and ACS believes its clients are or will be prepared to deal with any Y2K issues timely. ACS does not expect any material third party computer system problems to arise, however, ACS has no means to assure that third party programs will be Y2K compliant on a timely basis. The effect of any such noncompliance is indeterminable.

ACS can give no assurance that it will not encounter Y2K problems, that the third parties it does business with will adequately address their Y2K problems, or that Y2K disruptions in the economy or healthcare industry in general will not materially adversely affect ACS . The failure of ACS clients or other third parties to adequately address Y2K issues could have a material adverse effect on ACS' business, results of operations or financial condition. Any such material adverse effects also could result in defaults under ACS' Credit Agreement (as it may then exist) or in ACS being sued. The amount of potential liability and losses in any such event cannot be estimated.

Insurance

ACS' professional liability policies are on an occurrence basis and are renewable annually with per claim coverage limits of up to $1,000,000 per occurrence and $3,000,000 in the aggregate. ACS also maintains general liability coverage with a limit of $1,000,000 per occurrence and $3,000,000 in the aggregate. The general liability policy also provides up to $50,000 coverage for any one fire and $5,000 coverage for any one person. Furthermore, ACS carries workers' compensation insurance with policy limits of $100,000 for each employee or each accident, up to a $500,000 policy limit. Additionally, ACS carries property insurance for which coverage varies by location. Management believes that such insurance coverage is within the range of industry norms.

There can be no assurance that any of ACS' insurance will be sufficient to cover any judgments, settlements or cost relating to any pending or future legal proceedings or that any such insurance will be available to ACS in the future on satisfactory terms, if at all. If the insurance carried by ACS is

<Page 19>

not sufficient to cover
any judgments, settlements or cost relating to pending or future legal proceedings, ACS' business and financial condition could be materially, adversely affected.

Employees

On May 1, 1999, ACS employed approximately 160 full-time and 60 part-time individuals. ACS believes that its employee relations are good.

Properties

ACS owns no real estate. It currently leases or subleases several properties under agreements with terms of 5 to 7 years. ACS' facilities are adequate to serve its current operations.

Management of ACS

ACS' Directors and Executive Officers are as follows:


Name                    Age         Position

Kevin D. Lee             41         President; Director

Andrew W. Miller         55         Director

James T. Harper          49         Executive Vice-President

Lisa A. Manning, CPA     34         Vice-President

Scott N. Mohler, Ph.D.   42         Vice-President


Biographies

Kevin D. Lee has been the President and a member of the board of directors of Advanced since July 1990. In that role, he is responsible for the overall business development and management of the company. Mr. Lee coordinates Advanced's business relationships and contractual arrangements with hospitals and clinicians. From 1987 to 1990, he was president of The Rehab Group, Inc., a privately-held company he co-founded that, at the time of his departure, operated 26 comprehensive outpatient rehabilitation clinics and contracts with 70 nursing homes to provide physical therapists. From 1985 to 1987, Mr. Lee was CFO of Rehability Corporation (acquired by Living Centers of America, a publicly held company) that provides outpatient rehabilitation services in several hundred locations. From 1983 to 1985, Mr. Lee was corporate controller of American Medical Centers, Inc., an operator of 10 psychiatric hospitals and five medical-surgical hospitals, which was sold in 1985 to Hospital Corporation of America and other purchasers. Mr. Lee began his career in 1980 with Ernst & Young, an accounting and consulting firm.

Andrew W. Miller has been a member of Advanced's board of directors since the company's formation in early 1990. In 1982, Mr. Miller co-founded and served on the board of directors of Surgical Care Affiliates, Inc., one of the nation's largest operators of outpatient surgery centers

<Page 20>

which was recently acquired
by HealthSouth Corporation. From 1970 until 1982, Mr. Miller was employed by Hospital Corporation of America ("HCA"). During his time with HCA, he was president of the HCA Management Company, a division of HCA which grew to manage 180 hospitals. Mr. Miller serves on the board of directors of several health services companies and has served as president of the Federation of American Health Systems.

James T. Harper is the Executive Vice President of the New Day Division of Advanced ("New Day"). From April 1993 to November 1994 (when New Day was acquired by Advanced) he was President of New Day. He is responsible for developing and executing new contracts with hospitals and community mental health centers. Prior to working with New Day, Mr. Harper was administrator of the Center for Psychiatric Medicine at the University of Alabama Medical Center. From September 1989 to April 1991, Mr. Harper served as Vice President of Operations for Innovative Health Systems, Inc., an operator of psychiatric and rehabilitation facilities. From 1984 to 1989, he held two hospital administrator positions with the HCA Psychiatric Company, the latest at Parthenon Pavilion in Nashville, Tennessee. Mr. Harper was administrator of Bridgewater Hospital in North Little Rock, Arkansas for Qualicare, Inc. from 1979 to 1984. Mr. Harper received his MBA from the University of Georgia and his BA in psychology from Mercer University.

Lisa A. Manning joined Advanced as controller in January 1995. She is responsible for all accounting and corporate-level administrative support functions for Advanced. She assists with operations management by administrating contract compliance and providing business office support including receivables management.
 From 1991 through 1994, she was assistant controller of Rehability Corporation. Ms. Manning began her career in 1986 with Kraft Bros. CPAs, a regional accounting firm based in Nashville, Tennessee.
Ms. Manning received her bachelor's degree with a major in accounting from the University of Tennessee in Knoxville in 1986 and is a certified public accountant.

Dr. Scott N. Mohler joined Advanced in September 1992 as program director of its Lexington operation prior to its opening. The program directors and other site managers in Advanced's Pain Care division are supervised by Dr. Mohler. He has extensive experience in the development and management of new pain treatment programs. Dr. Mohler continues to practice psychology on a part-time basis in Pain Care's Lexington unit. Previously, Dr. Mohler was psychology services coordinator of the Occupational Medicine Center within Cardinal Hill Hospital's Pain Management Program. Dr. Mohler also provided psychology services for Veteran's Administration Medical Center in Lexington. He has published several articles with other clinicians, some of which concern pain management. Dr. Mohler received his masters and doctorate degrees in psychology at Virginia Tech University in Blacksburg, Virginia.

Description of ACS Capital Stock

ACS is authorized to issue 10,000,000 shares of common stock, par value $0.01 per share. As of May 13, 1999, there were 1,391,465 shares issued and outstanding. In addition, there were options, warrants and stock appreciation rights outstanding to purchase 1,615,000 shares of common stock. Advanced is a privately held company with 7 stockholders. Approximately 88.8% of the outstanding common stock (exclusive of options, warrants and stock appreciation rights) is beneficially owned by Andrew W. Miller, approximately 8.7% is owned by Kevin D. Lee and approximately 2.2% is

<Page 21>

owned by James T. Harper. Each of Ms. Manning and Dr. Mohler owns less than 1% of the outstanding common stock.

Financial Information of ACS

The following is the unaudited, consolidated statement of income for ACS and its subsidiaries:

   			Nine months		Year ending June 30,
			ending 3/31/99
			(unaudited)		1998	          1997
                  --------------    -----------    -----------
Net revenues	$8,902,729		$12,925,752	   $11,928,867

Operating
expenses		$8,453,174		$11,523,749	   $11,191,500

Other revenues
expenses):
Merger-related
expenses		  (106,201)	  	     -	  	-
Interest expense    (421,809)		   (209,911)	(145,819)
Investment income	    29,224		     18,297	  	  57,329
Other			     7,401		      9,662	         1,278
                  --------------    -----------    -----------
Total other
expenses		  (491,385)	         (181,952)       (87,212)

Income before taxes  (41,830)		  1,220,051	       650,155

Provision for
income taxes		-		    521,825	        12,962

Net income (loss)	($  41,830)		 $  698,226	     $ 637,193
                  --------------    -----------    -----------

The following are the consolidated Balance Sheets for ACS and its subsidiaries:

			March 31, 1999    June 30,      June 30,
			(unaudited)		1998	        1997
                  --------------    -----------   -----------

Cash 			$   428,704		$   567,683   $   412,986

Other current
assets		  3,091,589         2,933,473	    2,579,690
                  --------------    -----------   -----------
Total current
assets		  3,520,293		  3,501,156	    2,992,676
                  --------------    -----------   -----------
Net property
and equipment	    253,363	          317,639	      487,573
Other assets	    828,272		    915,396	      832,414
                  --------------    -----------   -----------
Total assets        4,601,928		  4,734,191	    4,312,663
                  --------------    -----------   -----------
Current
liabilities		  1,921,371		  1,601,666	    1,286,294
                  --------------    -----------   -----------

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<Page 22>

Non-current
liabilities	        4,800,082		  5,317,442	    1,042,310
                  --------------    -----------   -----------
Paid-in capital	  2,479,435	        2,372,213	    1,289,920
                  --------------    -----------   -----------
Retained earnings	  1,350,535		  1,392,365	      694,139
                  --------------    -----------   -----------
Treasury stock at
cost			 (5,949,495)	 (5,949,495)	  -
                  --------------    -----------   -----------
Total shareholders'
equity		 (2,119,525)       (2,184,917)    1,984,059

Total liabilities
and shareholders'
equity		$ 4,601,928        $4,734,191	   $4,312,663
                  --------------    -----------   -----------

CERTAIN TAX CONSEQUENCES OF THE MERGER

The contribution by Dynamic of the stock of GCCA and Genesis to the LLC and the merger of DAC with ACS should not result in any income tax consequences to the shareholders of the Company.

The contribution by the Company of its subsidiaries to the LLC will require the Company and its subsidiaries to file separate income tax returns (as opposed to consolidated income tax returns which they currently file) until the effective date of the Merger. If during the period after Contribution and before the Merger, either the Company or its subsidiaries has taxable income, they will be required to pay federal income tax on that income and will not be able to utilize the losses incurred during that period by the other entities. After the Merger, the Company and its subsidiaries, including its newly acquired subsidiaries obtained in the Merger, will file a single consolidated tax return.

In the event the Merger is not consummated, the contribution by the Company of the stock of its subsidiaries to the LLC should have no impact. As long as the stock of its subsidiaries is returned to the Company prior to December 31, 1999, the Company will take the position that the contribution was rescinded and thus never occurred for federal income tax purposes. There is some risk that the IRS may successfully dispute this position, in which event the tax consequences to the Company and its subsidiaries would be as described above.

It should also be noted that Genesis and GCCA will pay management fees to the Company in an amount equal to the interest due on the Dynamic Secured Notes. If the IRS disallows the deduction for these fees, it is likely that Genesis and/or GCCA will have taxable income during the period their stock is held by the LLC. As a result, they will be required to pay federal income tax on that income for that period if they are required to file separate income tax returns, as described above. It is also possible that the deduction for the interest accruing on the Secured Notes during this period will be of no tax benefit.

ANTICIPATED ACCOUNTING TREATMENT

It is anticipated that the Merger will be accounted for by the Company as a "purchase" for accounting and financial reporting purposes. Under this method of accounting, the purchase price will be

<Page 23>

allocated to assets acquired and liabilities assumed based on their estimated fair values at the time the merger is consummated. ACS will be treated as the purchaser for accounting and financial reporting purposes due to the fact that the ACS Stockholders will own in excess of 50% of the outstanding shares of the Company's common stock upon completion of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Except as summarized below, none of the Company's directors or executive officers has any material interest in or relation to the Merger.

As of May 10, 1999, the current directors and executive officers of the Company beneficially owned 650,000 shares (approximately 4.5%) of the outstanding shares of the Company's Common Stock. Such directors and executive officers have no right to acquire any additional shares through the exercise of stock options or otherwise.

Pursuant to the Merger Agreement, Jan Wallace, the Company's President and Chief Executive Officer, and Grace Sim, the Company's Secretary will enter into termination agreements with the Company on consummation of the Merger (the "Termination Agreements"). Pursuant to the Termination Agreements, each of Ms. Wallace's and Ms. Sim's employment agreements will be terminated effective upon the consummation of the Merger. The Company will pay to Ms. Wallace and Ms. Sim all accrued salary and reimbursable expenses owing, but will not pay any termination fee or other bonus. Ms. Wallace and Ms. Sim will agree to certain non-disclosure and non-competition covenants in favor of the Company, and the Company will agree to indemnify Ms. Wallace and Ms. Sim against any actions or liabilities arising from their employment with the Company or their activities as officers or directors of the Company and its subsidiaries, except in the circumstance of fraud or intentional misconduct.

Upon consummation of the Merger, the Company will enter into an Employment Agreement with Mr. Kevin D. Lee to act as the Company's President and Chief Executive Officer.

Kevin D. Lee has been the President and a member of the board of directors of Advanced since July 1990. In that role, he is responsible for the overall business development and management of the company. Mr. Lee coordinates Advanced's business relationships and contractual arrangements with hospitals and clinicians. From 1987 to 1990, he was president of The Rehab Group, Inc., a privately-held company he co-founded that, at the time of his departure, operated 26 comprehensive outpatient rehabilitation clinics and contracts with 70 nursing homes to provide physical therapists. From 1985 to 1987, Mr. Lee was CFO of Rehability Corporation (acquired by Living Centers of America, a publicly held company) that provides outpatient rehabilitation services in several hundred locations. From 1983 to 1985, Mr. Lee was corporate controller of American Medical Centers, Inc., an operator of 10 psychiatric hospitals and five medical-surgical hospitals, which was sold in 1985 to Hospital Corporation of America and other purchasers. Mr. Lee began his career in 1980 with Ernst & Young, an accounting and consulting firm.

Under the Employment Agreement, Mr. Lee would be employed for a period of 3 years at a salary of $150,000 per year. He would also be entitled to a bonus, up to a maximum amount of $100,000 per year, based on the Company's consolidated earnings. Mr. Lee would also be entitled to purchase

<Page 24>

1,000,000 shares of the Company's
Common Stock pursuant to a Non-Statutory Stock Option Agreement. Upon termination of Mr. Lee's Employment Agreement by reason of death, illness, injury, incapacity or upon 30 days' advance written notice by Mr. Lee, the Company will pay Mr. Lee any earned buy unpaid salary, any un-reimbursed expenses, plus a cash payment equal to the cash bonus Mr. Lee received for performance during the most recently completed fiscal year of the Company multiplied by a fraction, the numerator of which is the number of months in the current fiscal year during which the Employment Agreement was effective and the denominator of which is twelve.

If Mr. Lee's Employment Agreement is terminated due to misconduct, neglect, dishonesty or similar offenses, the Company will pay Mr.
Lee any earned but unpaid salary and any un-reimbursed expenses.

If Mr. Lee's Employment Agreement is terminated without cause, the Company will pay Mr. Lee $150,000 plus the total potential cash bonus amount of $100,000 so long as Mr. Lee has complied with certain non-competition, non-solicitation and confidentiality obligations set forth in the Employment Agreement. Additionally, in the event of a termination without cause, Mr. Lee's option to purchase 1,000,000 shares of the Company's stock shall remain exercisable for five years.

A copy of Mr. Lee's proposed Employment Agreement and Stock Option Agreement are attached hereto as Exhibits 6 & 7, respectively.

ISSUANCE OF COMMON STOCK AND COMPOSITION OF THE BOARD

Upon consummation of the Merger, the Company will issue to the ACS Stockholders pro-rata share certificates representing newly issued common shares in the Company in an amount equal to 122% of the currently issued and outstanding shares of the Company. This will effectively give the ACS shareholders a combined voting strength of
55% following the merger.   Each share certificate will be endorsed
with a legend confirming that such shares are restricted and may not be offered or sold without registration or exemption under federal and state securities laws, however, one-half of the shares will become subject to the Registration Rights Agreement discussed herein and attached hereto as Exhibit 4.

In addition, pursuant to the Merger Agreement and by resolution of the Board, the number of members of the Board will be expanded from three to five, one member of the current Board, Grace Sim will resign, and three individuals designated by ACS will be appointed to fill the three vacancies pursuant to the bylaws.The three individuals that are expected to fill these vacancies are Kevin D. Lee, Andrew W. Miller and James T. Harper. Information on the background of Kevin D. Lee is provided above. Information on the background of Andrew W. Miller and James T. Harper is as follows:

Andrew W. Miller has been a member of Advanced's board of directors since the company's formation in early 1990. In 1982, Mr. Miller co-founded and served on the board of directors of Surgical Care Affiliates, Inc., one of the nation's largest operators of outpatient surgery centers which was recently acquired by HealthSouth Corporation. From 1970 until 1982, Mr. Miller was employed by Hospital Corporation of America ("HCA"). During his time with HCA, he was

<Page 25>

president of the HCA Management Company, a division of HCA which grew to manage 180 hospitals. Mr. Miller serves on the board of directors of several health services companies and has served as president of the Federation of American Health Systems.

James T. Harper is the Executive Vice President of the New Day Division of Advanced ("New Day"). From April 1993 to November 1994 (when New Day was acquired by Advanced) he was President of New Day. He is responsible for developing and executing new contracts with hospitals and community mental health centers. Prior to working with New Day, Mr. Harper was administrator of the Center for Psychiatric Medicine at the University of Alabama Medical Center. From September 1989 to April 1991, Mr. Harper served as Vice President of Operations for Innovative Health Systems, Inc., an operator of psychiatric and rehabilitation facilities. From 1984 to 1989, he held two hospital administrator positions with the HCA Psychiatric Company, the latest at Parthenon Pavilion in Nashville, Tennessee. Mr. Harper was administrator of Bridgewater Hospital in North Little Rock, Arkansas for Qualicare, Inc. from 1979 to 1984. Mr. Harper received his MBA from the University of Georgia and his BA in psychology from Mercer University.

TERMS OF THE MERGER

The terms of the Merger are set forth in the Merger Agreement that appears as Exhibit 2 to this Proxy Statement, and the description of the Merger Agreement contained herein is qualified in its entirety by reference to the entire Agreement. Shareholders are urged to review the Merger Agreement carefully.

General

The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. The Merger is contingent upon the approval of the Merger Agreement by the holders of a majority of the shares voting at the Annual Meeting and the satisfaction or waiver of the other conditions contained in the Merger Agreement.

At the Effective Time (as defined below), ACS will merge with and into DAC, and thus DAC will be the surviving company in the Merger. Pursuant to the Merger Agreement, each share of ACS Common Stock issued and outstanding will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

Effective Time Of The Merger

As soon as practicable after satisfaction or, to the extent permitted, waiver of all conditions to the Merger set forth in the Merger Agreement, a Certificate of Merger will be executed, delivered and filed with the offices of Secretaries of State of Nevada and Delaware. The "Effective Time" of the Merger will be such time as the Certificates of Merger are duly filed with the Nevada Secretary of State and the Delaware Secretary of State, and any additional requirements are complied with, or such later time as is specified in the Certificates of Merger.

<Page 26>

Merger Consideration

In the Merger, each share of Common Stock of ACS issued and outstanding as of the Effective Time will be canceled and converted into the right to receive the Merger Consideration (as defined in Section 2.2 of the Merger Agreement attached hereto as Exhibit 2).

Pursuant to the Amendment to the Merger Agreement (provided in Exhibit 10 attached hereto), at least 90% of the exercisable Stock Options, SARs and Warrants held by Advanced and ACS shareholders, and any rights thereunder, outstanding and unexercised immediately prior to the Effective Time will be canceled on or prior to the Effective Time in exchange for the right to receive a number of shares of the Company's common stock. The formula for determining the amount of this stock is contained in the Merger Agreement, but may be modified based on current negotiations with ACS. Under the Cancellation Agreements, all unvested Stock Options (including those held by officers) will accelerate and become fully vested immediately prior to consummation of the Merger.

Amendment, Extension and Waiver

Subject to the applicable provisions of the Nevada Revised Statutes, the parties may amend or waive any provision of the Merger Agreement if such amendment or waiver is in writing and signed, in the case of an amendment, by all parties to the Merger Agreement, and, in the case of a waiver, by the party against whom the waiver is to be effective. After approval by the shareholders of the Company, however, no such amendment or waiver may, without further approval of such shareholders, change the amount or kind of the Merger Consideration, change the Articles of the Surviving Company, or change any terms of the Merger Agreement if such change would adversely affect such shareholders. The Merger Agreement may not be amended unilaterally by any party.

At any time prior to the Effective Time, the parties may, by action of the Board, to the extent legally allowed: (1) extend the time for the performance of any of the obligations or acts of the other parties under the Merger Agreement; (2) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; (3) agree not to proceed with the Merger; or (4) waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement, other than approval of the Company's shareholders. Any agreement by any of the parties to such an extension or waiver shall be valid only if set forth in writing and signed by the applicable party or parties.


Conditions to the Merger

The respective obligations of each party to consummate the Merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

(1)	The Contribution Agreement will have been previously
consummated and all deliveries to be made and obligations to be performed at closing of the Contribution shall,

<Page 27>

to the extent not completed at such closing, have been subsequently completed.

(2)	The Merger Agreement and the transactions contemplated
thereunder shall have been approved by shareholders of the Company in the manner required by the applicable laws of the State of Nevada and the Charter and Bylaws of the Company. Further, the Original ACS Stockholders (as defined in the Merger Agreement) will have executed and delivered such documents and performed such acts as reasonably required to effectuate the Merger.

(3)	Each party to the Merger Agreement shall have received
from the other parties copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors and shareholders of such other parties to the Merger Agreement, certified as of the date of closing of the Merger and evidencing approval of the Merger Agreement and the transactions contemplated under the Merger Agreement.

(4)	No action or proceeding before a court or other
governmental body by any governmental agency or public authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated under the Merger Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Merger Agreement or any related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party to the Merger Agreement to the effect that consummation of the transactions contemplated under the Merger Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

(5)	All consents, authorizations, orders and approvals of (or
filings or registrations with) any governmental commission, board or other regulatory body or any other third party
(including lenders and lessors) required in connection with the execution, delivery and performance of the Merger
Agreement shall have been obtained or made.

(6)	Advanced's lender, NationsCredit, shall have consented to
the Merger or have been paid and all obligations of Advanced to NationsCredit satisfied in full. Advanced is indebted to NationsCredit pursuant to a secured line of credit facility which provides that any change of control of Advanced is a default under the loan facility unless the prior written consent of NationsCredit has been obtained. By letter dated April 13, 1999 NationsCredit agreed to forbear until December
15, 1999 from exercising its rights and remedies available to it under the Credit Agreement. However, that forbearance was subject to several conditions, including resolution of certain existing defaults to the lenders' satisfaction by April 30, 1999. The parties have not yet resolved such defaults. Accordingly, the lenders may exercise their rights under the Credit Agreement at any time, including declaring all outstanding amounts immediately due and payable. The lenders have not yet exercised any such rights, and ACS is continuing its efforts to resolve all outstanding matters with its lenders so that the Merger may proceed.. In order for the Merger to be consummated, the Company, ACS and Advanced must arrange for alternate financing which will pay out the debt of Advanced to NationsCredit in full prior to or contemporaneously with the consummation of the Merger. Note, NationsCredit has reserved all rights with respect to other events of default and Advanced must obtain its written consent before consummation of the Merger.

<Page 28>

(7)	The Company shall use its best efforts to settle any
outstanding claims, liabilities, actions or lawsuits against or by former officers, directors, stockholders or related parties of the Company or its subsidiaries (collectively, the "Opposing Parties") to the satisfaction of ACS. Failure to achieve such a settlement, however, will not be deemed a breach of the Merger Agreement. The Company must keep ACS fully informed as to the status of such settlement negotiations. Any such settlement must include a written agreement, in form satisfactory to ACS in its sole discretion, evidencing that neither the Company, ACS, Advanced, DAC nor any director, officer, employee, agent, affiliate or representative of any such corporation has any obligations of any kind whatsoever to the Opposing Parties and each is fully released from any pre-existing obligations and claims.
Subject to the foregoing sentence, the Company will have full authority to settle such claims as it deems appropriate, and may enter into an agreement with its Noteholders whereby the Noteholders agree to bear the costs of settlement negotiations and any related litigation, including but not limited to the costs of litigating and defending counterclaims. In consideration for the Noteholders' financial assistance, the Company may grant the Noteholders the right to receive settlement proceeds from the Opposing Parties, if any, up to an amount agreeable to the Company or ACS. In no event may the Company or any affiliate pay the Noteholders any consideration, in the form of cash, securities or otherwise, for such settlement efforts. The Company is in the process of negotiating such an arrangement with its Noteholders. Note that this condition has been amended following renegotiations between the Company and ACS and is contained in the Amendment to the Agreement and Plan of Merger attached hereto as Exhibit 10 and made part hereof by this reference.

(8)	The Company and each of Jan Wallace and Grace Sim shall
have entered into the Termination Agreement (as defined in the "Interests of Certain Persons in the Merger" section above).

(9)	The Company shall, prior to closing and on terms
acceptable to all parties, attempt to settle its obligations to Genesis Merchant Group Securities LLC ("GMGS") regarding its Agreement for a brokerage commission and issuance of its Warrant under the terms and conditions provided in the Merger Agreement. Any fee payable to GMGS in cash or cash equivalents which is approved by the Company and ACS will be payable one-half (1/2) by the Company and one-half (1/2) by ACS, and such fee shall not effect in any way the Merger Consideration. In the event the GMGS Warrant is not canceled or GMGS is or becomes entitled to any the Company Common Stock or any security convertible into the Company Common Stock, the Merger Consideration shall be increased by that number of shares of the Company Common Stock equal to fifty-five percent (55%) of the number of shares of the Company Common Stock to which GMGS is or may become entitled. Note that this condition has been amended following renegotiations between the Company and ACS and is contained in the Amendment to the Agreement and Plan of Merger attached hereto as Exhibit 10 and made part hereof by this reference.

(10)	At the Effective Time the Board of Directors of the
Company shall be composed of persons acceptable to the Company and ACS.

<Page 29>


(11) The capitalization of ACS and Advanced shall be as reflected in the Merger Agreement Section 3.2(1) and Section
4.1 or arrangements satisfactory to the Company, ACS and Advanced shall have been made regarding such capitalization.

(12) The Company must deliver to Andrew W. Miller a Stock Option Agreement in the form attached hereto as Exhibit 11. Note that this condition has been amended following renegotiations between the Company and ACS and is contained in the Amendment to the Agreement and Plan of Merger attached hereto as Exhibit 10 and made part hereof by this reference.

The obligations of the Company, DAC, ACS and Advanced to consummate the Merger are also subject to the satisfaction or waiver of the following conditions: (i) delivery of Cancellation Agreements representing at least 90% of the issued and outstanding Options, Warrants and SAR's held by Advanced Shareholders; (ii) the absence of any breach of certain specified representations and warranties of the Company contained in the Merger Agreement, when made and immediately prior to the Effective Time, and the Company's performance or compliance, in all material respects, of or with each of its covenants and agreements in the Merger Agreement; (iii) the execution and delivery to Kevin Lee of an Employment Agreement and Stock Option Agreement as President of the Company (the forms of which Employment Agreement and Stock Option Agreement are attached hereto as Exhibits 6 and 7, respectively); and (iv) the accuracy as of the date of the Merger Agreement and as of the Effective Time of the representations and warranties of the Company contained in the Merger Agreement, except where the failure of such representations and warranties to be accurate would not, in the aggregate, have a material adverse effect (as defined in the Merger Agreement).

The obligations of the Company to consummate the Merger are also subject to the satisfaction or waiver of the condition that the representations and warranties of ACS and Advanced contained in the Merger Agreement be true and correct as of the date of the Merger Agreement and as of the Effective Time, except where the failure of such representations and warranties to be true and correct would not, in the aggregate, have a material adverse effect on the Company and DAC.

Conduct of Business Pending the Merger

The Company has agreed, pending the Effective Time, to conduct, and to cause each of its subsidiaries to conduct, their respective operations in the ordinary and usual course of business and consistent with past practice, and to:

(1) Use its best efforts to do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of its respective business and assets as a going concern consistent with prior practice and not other than in the ordinary course of business, including preserving, protecting and maintaining the goodwill of the suppliers, employees, clientele, patients and others having business relations with such party.

<Page 30>

(2) Use its best efforts to retain its employees in their current positions up to closing of the Merger.

(3) Not acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

(4) Use its best efforts to facilitate the consummation of the Merger as contemplated under the Merger Agreement, including obtaining requisite approval of stockholders and third parties.

(5) Not issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the exercise of any outstanding Warrants or Options or the conversion of the Secured Notes.

(6) Not split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock.

(7) Not pay any dividend or distribution to its stockholders as such, and not sell, discard or dispose of any of its assets.

(8) Not dispose of, or cause the LLC to dispose of, a significant part of any assets of the LLC, or its subsidiaries, either currently owned or used or owned or used after closing of the Merger, within five (5) years after the Effective Time, other than dispositions in the ordinary course of business.

(9) Not make any change in its business or in the utilization of its assets and not enter into any contract or commitment or any other transaction with respect to its business or its assets that is contrary to its representations, warranties and obligations as set forth in the Merger Agreement.

(10) Not, without first obtaining the written consent of the other parties to the Merger Agreement:

a) dispose of or encumber any asset or enter into any transaction or make any contract commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Merger
Agreement;

b) enter into any employment contract which is not at will or terminable upon notice of thirty (30) days or less, without penalty;

<Page 31>


c) enter into any contract or agreement: (i) that cannot be performed within three months or less, or (ii) that involves the expenditure of over $10,000.00;

d) subject to certain specified exceptions as set-forth in
Section 6.1 of the Merger Agreement, issue or sell, or agree to issue or sell, any shares of capital stock or other securities;

e) make any payment or distribution under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution that is not in accordance with usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement of providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan;

f) extend credit to anyone except in the ordinary course of business consistent with prior practice;

g) guarantee the obligation of any person, firm or corporation;

h) amend its operating agreement, charter or bylaws, or applicable organizational documents;

i) set aside or pay any cash dividend or any other distribution on or in respect of its capital stock or any redemption, retirement or purchase with respect to its capital stock or issue any additional shares of its capital stock; or engage in any stock split, recapitalization, reorganization or comparable transaction;

j) discharge or satisfy any lien, charge, encumbrance or indebtedness outside the ordinary course of business;

k) institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body; except that ACS has consented to ongoing efforts to settle outstanding disputes with former officers and directors of the Company and its subsidiaries. Note that this condition has been amended following renegotiations between the Company and ACS and is contained in the Amendment to the Agreement and Plan of Merger attached hereto as Exhibit 10 and made part hereof by this reference.

l) authorize any compensation increase of any kind whatsoever for any employee, consultant or other representative; or

m) engage in any extraordinary transaction.

(11) Prepare and file with the SEC a Proxy Statement, as described in Section 6.5 of the Merger Agreement, relating to the meeting of its shareholders to be held in connection with obtaining approval to the Merger Agreement (the "Proxy
Statement").

<Page 32>

(12) Convene and hold a meeting of its shareholders (the "The Company Shareholders Meeting") in accordance with Nevada law and the requirements of the NASDAQ Over-The-Counter Bulletin Board for the purpose of obtaining the Company's shareholder approval of the Merger and, through the Board, recommend approval.

(13) Comply with the provisions of Rule 144(c) under the Securities Act in order that affiliates of ACS may resell the Company common stock they receive in the Merger pursuant to Rule 145(d) under the Securities Act, and make sure the registration statements to be filed pursuant to the Registration Rights Agreement (attached hereto as Exhibit 4) will include such information as may be requested by ACS to permit re-sales of such Company Common Stock by persons who may be deemed to be underwriters of the Company common stock pursuant to Rule 145 under the Securities Act.

(14) Not knowingly or negligently take or fail to take any action that would jeopardize the treatment of the Contribution Agreement as a tax-free contribution or the treatment of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code (and any comparable provisions of applicable state law).

(15) Provide to ACS or Advanced any records or information that may be relevant to the preparation of its tax returns or other financial needs.

(16) Take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger and promptly cooperate with and furnish information to the other parties in connection with any such requirements imposed in connection with the Merger.

(17) 	Refrain from taking any action that would render any
of its representations and warranties contained in the Merger
Agreement untrue, inaccurate or misleading as of the closing of the Merger and the Effective Time.

(18) 	Promptly notify the other parties to the Merger
Agreement of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against it that may involve or relate in any way to another party to the Merger Agreement, and promptly notify them of any facts or circumstances that come to its attention and that cause, or through the passage of time may cause, any of a party's representations, warranties or covenants to be untrue or misleading.

(20) Notify the other parties of any changes, additions or events of which it has knowledge that would cause any material change in or material addition to the Contribution
Agreement or the Merger Agreement, promptly after the occurrence of such change(s), addition(s) or event(s).

(21) Timely file or cause to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid and Blue Cross.

<Page 33>

(22) Prepare and file its own tax returns that are due on or before the closing of the Merger, and pay all taxes due.

(23) 	Maintain its books of account in the usual, regular
and ordinary manner on a basis consistent with prior years and make no change in its accounting methods or practices.

(24) 	Comply with all applicable statutes, laws,
ordinances and regulations.

(25) Keep, hold and maintain all Licenses (as defined in the Merger Agreement).

(26) 	Use reasonable efforts and cooperate fully with the
other parties to obtain all consents, stockholder and other approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated under the Contribution Agreement and the Merger Agreement.

(27) 	Make and cause to be made all filings, and give and
cause to be given all notices that may be necessary or desirable on their part under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the transactions contemplated under the Contribution Agreement and the Merger Agreement.

(28) 	Maintain and cause to be maintained in full force
and effect, all its currently existing insurance and provide at the closing of the Merger written evidence satisfactory to the other parties that such insurance continues to be in effect, that all premiums due have been paid.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of ACS and/or Dynamic, by the mutual consent of the boards of directors of ACS and Dynamic. In addition, the Merger Agreement may be terminated at any time:

(1)	Upon notice of a material change in, or material addition
to, the Contribution Agreement or Merger Agreement (including but not limited to the Exhibits to those agreements), if the effect of such change or addition would, individually or in the aggregate with other such changes, constitute a material adverse effect on the notifying party.

(2)	If the Merger is not consummated by December 15, 1999, or
the approval of the transactions contemplated by the Contribution and Merger Agreements by Dynamic's shareholders is not obtained by December 1, 1999.

(3)	If a United States federal or state court of competent
jurisdiction, or United States federal or state governmental, regulatory or administrative agency or commission issues an order, decree or ruling, or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger .

<Page 34>

(4)	If, prior to the Effective Time: (a) there has been a
breach by ACS, Advanced or the Advanced Subsidiaries of any representation or warranty contained in the Merger Agreement that would have, or would be reasonably likely to have, a material adverse effect on the operations of Advanced; or
(b) there has been a breach of any of the covenants or agreements set forth in the Merger Agreement on the part of ACS or Advanced, that is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to ACS.

(5)	If prior to the Effective Time: (a) there has been a
breach by the Company, the LLC or the Dynamic Subsidiaries of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of the Company or the LLC, or (b) there has been a breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the Company, the LLC or the Dynamic Subsidiaries, that is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by ACS or Advanced to Dynamic.

REGISTRATION RIGHTS AGREEMENT

As part of the Merger and exchange of shares, the Company has agreed to enter into a Registration Rights Agreement with the ACS Stockholders upon the closing of the Merger (the "Registration Rights Agreement"). Under this agreement, the Company will grant registration rights to the ACS Stockholders covering 50% of the shares of the Company's common stock to be issued upon consummation of the Merger. These rights will require the Company to file a registration statement pursuant to the Securities Act to qualify 25% of the shares issued to the ACS stockholders within 90 days of closing of the Merger. The Company will file an additional registration statement on the one year anniversary of the Merger to qualify the balance of the shares to be registered. In the event of an adjustment to the number of shares of the Company issued to the ACS Stockholders pursuant to the Escrow Agreement, as discussed below, the number of shares of the Company's common stock to be registered will equal a total of 50% of the shares of the Company's common stock actually delivered to the ACS Stockholders after adjustment, less the amount of common stock previously registered. The form of Registration Rights Agreement is attached as Exhibit
4 to this report, and incorporated by this reference.

ESCROW AGREEMENT

The number of shares of the Company issued to the ACS Stockholders upon consummation of the Merger will be subject to adjustment based on the financial performance of the Advanced Subsidiaries and the Dynamic Subsidiaries for the year ending December 31, 1999. The Company and the ACS Stockholders will therefore also enter into an Escrow Agreement upon consummation of the Merger that sets forth the terms of this adjustment (the "Escrow Agreement").

The adjustment will be based on the projected consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") of $2,400,000 for each of the Dynamic Subsidiaries and the Advanced Subsidiaries. Under the terms of the Escrow Agreement, concurrent with the closing of the Merger, the Company will deposit with an escrow agent four million eighty six thousand seventy three (4,086,073) shares of the Company's common stock, with duly executed stock powers

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<Page 35>

(collectively, the "Escrow Stock"),
constituting a portion of the Merger Consideration. The escrow agent will hold and distribute the Escrow Stock in accordance with the terms and provisions of the Escrow Agreement and the formula contained therein.

If each of the Dynamic Subsidiaries and the Advanced Subsidiaries achieves or fails to meet their projected EBITDA, there will be no adjustment to the number of shares of the Company's common stock delivered to the ACS Stockholders and the Escrow Stock will be delivered to the ACS Stockholders. If the Dynamic Subsidiaries achieves its projected EBITDA and the Advanced Subsidiaries fails to achieve its projected EBITDA, then the Escrow Stock will be returned to the Company for cancellation. If the Advanced Subsidiaries achieves its projected EBITDA and the Dynamic Subsidiaries fails to achieve its projected EBITDA, then the Escrow stock will be delivered to the ACS Stockholders and the Company will issue to the ACS Stockholders an additional 4,180,000 shares of the Company's common stock.

The terms of the Escrow Agreement are contained in full in the form of Escrow Agreement attached to this report as Exhibit 5, and incorporated by this reference.

  AMENDMENT TO THE COMPANY'S 1997 INCENTIVE STOCK OPTION PLAN AND
             1997 NON-STATUTORY STOCK OPTION PLAN

As a condition of the Merger Agreement, the Company's shareholders must approve an amendment to the Company's 1997 Incentive Stock Option Plan and 1997 Non-Statutory Stock Option Plan (the "Stock Option Plan") to increase the pool of shares of the Company's common stock available for issuance upon exercise of plan options to 7,000,000. It is anticipated that following the consummation of the Merger the newly composed Board will consider granting options to certain individuals, including James T. Harper, who is expected to become a Director, and new grants to certain other Advanced employees. Additionally, Kevin D. Lee and Andrew W. Miller will each be granted options to purchase 1,000,000 shares of the Company's stock. The terms of any and all options granted will be consistent with the Company's existing Stock Option Plan as approved at the last annual meeting of shareholders in October 1997. The terms of Mr. Lee's and Mr. Miller's stock option grants are set forth in Exhibits 7 and 11 attached hereto, respectively.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS AMENDMENT.


          MARKET PRICES AND DIVIDEND INFORMATION

The Common Stock of the Company is traded on the NASDAQ OTC Bulletin Board under the trading symbol "DYAS". The Common Stock is also listed on the Frankfurt and Berlin Exchanges in Germany, under the trading symbol "DYA". As of April 13, 1999, the last date on which the Common Stock was traded prior to the public announcement of the signing of the Contribution and Merger Agreements (through the Company's 8K filing on April 14, 1999), the high and low sales prices of the Common Stock on the OTC Bulletin Board were $0.22 per share and $0.13 per share, respectively. On May 12, 1999, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the OTC Bulletin Board were $0.11 per share and $0.11 per share, respectively.

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<Page 36>

As of December 31, 1998 there were 394 record holders of the Company's common stock.

The Company has not previously declared or paid any dividends on its common stock and does not anticipate declaring any dividends in the foreseeable future.

The high and low sales price of the Common Stock on the OTC
Bulletin Board during the past two years by quarter are as follows:

				       High			        Low
                              ------                  ------
1999 	First Quarter		0.2812			0.1875
1998 	Fourth Quarter		0.4200			0.1600
	Third Quarter		1.0625			0.1875
	Second Quarter	      0.8750			0.3437
	First Quarter		0.8750			0.7187
1997 	Fourth Quarter		2.6300			1.0000
	Third Quarter		4.5000			2.3800
	Second Quarter	      3.9300			2.0600
	First Quarter		4.3800			2.6900


       SELECTED FINANCIAL INFORMATION CONCERNING THE COMPANY

The selected summary consolidated financial data presented below for each of the last five fiscal years ended December 31, 1998 have been derived from the Company's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Company included in the Annual Report on Form 10-K, filed April 15, 1999 for the fiscal year ended December 31, 1998, which is incorporated by reference into this Proxy Statement.

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In Thousands Except Per Share Amounts

                           FISCAL YEARS ENDED DECEMBER 31,
                   ---------------------------------------------
			 1998		 1997		1996	    1995	1994

Total Revenue 	12,499 	14,620 	1,123	       0       0

Operating Income
(loss) 	      (2,143) 	   826       (959)    (618) 	   0

Income (loss) before
Income Tax Expense and
Extraordinary Item(6,015) 	(1,502) 	(1,185)   (618)      0

Net income (loss) (6,142) 	(3,549) 	  (957)   (619)      0

Loss per share 	 ($.43) 	 ($.27) 	 ($.11)  ($.29)   0.00

Total assets 	25,941 	32,840      33,954   1,035 	   0

Current portion of
Notes Payable and
Long-Term Debt 	     4         109 	 3,224     220       0

Notes pay and
Long-Term
Debt, Less
Current Portion	17,012 	17,348 	14,662       0 	   0

Total Shareholder Equity
(Deficit) 		 7,262 	13,153 	13,200     697	   0

Dividends Declared
and Paid 		     0 	     0 	     0       0	   0

The following unaudited consolidated financial data for fiscal year-end December 31, 1998 has been derived from the Company's financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Company included in the Annual Report on Form 10-K, filed April 15, 1999 for the fiscal year ended December 31, 1998, which is incorporated by reference into this Proxy Statement.

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                 DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                             BALANCE SHEET
                           December 31, 1998


	                                       Pro Forma    Consolidated
			     Dynamic    Advanced   Adjustments  ProForma
                      ---------   ---------   ---------   ---------
ASSETS
  CURRENT ASSETS
	Cash		   $	478,418  $	534,620  $		     $1,013,038
Accounts receivable
 (less allowance
 for doubtful accounts
 of $2,552,100 and
 $581,622 for Dynamic
 and Advanced
 respectively)	    3,741,260   2,332,333	            6,073,593
Loans receivable -
 related parties		 52,500		0		         52,500
Other receivables		 86,662       8,611			   95,273
Income taxes receivable		0	285,165			  285,165
Prepaid expenses
and other			109,950	 31,040	 	        140,990
Deferred tax benefit	300,000	303,286(2) (300,000)      303,286
                      ---------   ---------    ---------    ---------
 TOTAL CURRENT ASSETS 4,768,790   3,495,055    (300,000)    7,963,845

PROPERTY, PLANT
AND EQUIPMENT	      228,733	250,876			  479,609

OTHER ASSETS
Deferred debt
issue costs		    1,331,307		0(1) (651,402)	  679,905
Investment -
restricted stock		 17,000		0	               17,000
Deferred tax benefit		0	334,905	              334,905
Start-up costs
and loan fees			0	130,180                   130,180
Other assets			0	 44,560 			   44,560
Goodwill		   19,594,775	457,586(2)(19,594,775) 10,071,162
							 (4)	9,613,576
Deposits			    410		0			      410
                      ---------   ---------    ---------    ---------
 			   20,943,492	967,231   (10,632,601) 11,278,122
                      ---------   ---------    ---------    ---------
			$  25,941,015  $4,713,162  $(10,932,601)$19,721,576
                      ---------   ---------    ---------    ---------

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                 DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                         BALANCE SHEET (Continued)
                           December 31, 1998


	                                        Pro Forma   Consolidated
			    Dynamic     Advanced    Adjustments   ProForma
                      ---------   ---------   ----------    ---------
LIABILITIES & EQUITY
CURRENT LIABILITIES
Accounts payable      $	596,812   $	350,265  $		      $ 947,077
Accrued salaries/
benefits			      0	423,254			  423,254
Accrued expenses		275,101	 22,975			  298,076
Accrued interest		791,851		0(1)  (739,653) 	   52,198
Line of credit			0	500,000			  500,000
Current portion of
long-term debt
and capital leases 	  3,978	617,548			  621,526
                      ---------   ---------   ----------    ---------
 TOTAL CURRENT
 LIABILITIES	    1,667,742   1,914,042	(739,653)   2,842,131
Long-term debt		 10,206	  8,514	               18,720
Convertible notes    17,001,500		0(1)(8,325,000)   8,676,500
Notes payable
to bank			      0   4,796,860		      4,796,860
                      ---------   ---------   ----------    ---------
			   17,011,706   4,805,374    (8,325,000) 13,492,080
                      ---------   ---------   ----------    ---------
 TOTAL LIABILITIES   18,679,448   6,719,416    (9,064,653) 16,334,211

STOCKHOLDERS' EQUITY
Common stock $.001
par value: Authorized
- 25,000,000 shares
Issued and outstanding
14,223,929 shares
(40,859,842 for pro forma) 	             (1) 	    4,162
Advanced Stock is $.01 par
value	Authorized --	 14,224	 42,937(3)	   22,473 	   40,859
10,000,000 shares		                   (4)	  (42,937)
Issued and outstanding
1,391,465*	                               (1)	 (651,402)
Additional paid-in
capital	 	   18,512,330   2,436,498(2)(22,440,055)  1,882,700
							 (3)	  (22,473)
							 (4)	4,047,802
							 (1)	7,778,441
Retained earnings
(deficit)	        (11,264,987)  1,463,806(2)	2,545,280   1,463,806
							 (4)	  941,266
Treasury stock			0  (5,949,495)(4)	5,949,495	  	  0
                      ---------   ---------    ----------   ---------
 TOTAL STOCKHOLDERS'
 EQUITY (DEFICIT)	    7,261,567  (2,006,254)   (1,867,948)  3,387,365
                      ---------   ---------    ----------   ---------
			  $25,941,015  $4,713,162  $(10,932,601)$19,721,576
                      ---------   ---------    ----------   ---------

* Not including options, warrants and stock appreciation rights involving the purchase of 1,615,000 shares.

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               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                        STATEMENT OF OPERATIONS
                      Year ended December 31, 1998


	                                       Pro Forma  Consolidated
			    Dynamic    Advanced    Adjustments ProForma
                     ----------  ----------  ----------- -----------
Management fee
income              $12,498,922 $12,417,991  $           $24,916,913
                     ----------  ----------  ----------- -----------
			   12,498,922  12,417,991		    24,916,913
General and
Administrative
expenses		    9,845,647  11,112,321		    20,957,968
Depreciation and
amortization	    2,603,039	380,473(2)(2,545,280)  1,399,590
							 (5)	 961,358
Bad debts		    2,193,300		0	 	     2,193,300
                     ----------  ----------  ----------- -----------
			   14,641,986  11,492,794   (1,583,922) 24,550,858
                     ----------  ----------  ----------- -----------
 NET OPERATING
 INCOME (LOSS)	   (2,143,064)    925,197    1,583,922	 366,055

OTHER INCOME (EXPENSE)
Interest income		 18,006	 32,399		        50,405
Interest expense	   (1,946,558)   (449,515)	          (2,396,073)
Miscellaneous income		0	 10,320	              10,320
Bad debts -
former subsidiaries  (2,169,806)		0		    (2,169,806)
Disposition of
subsidiaries		256,493		0			 256,493
Loss on disposal
of equipment		(16,996)		0			 (16,996)
Unrealized decline
in investment		(12,800)		0			 (12,800)
                     ----------  ----------  ----------- -----------
			   (3,871,661)   (406,796)		    (4,278,457)
                     ----------  ----------  ----------- -----------
 NET INCOME (LOSS)
 BEFORE INCOME TAXES (6,014,725)	518,401    1,583,922  (3,912,402)

INCOME TAX EXPENSE	127,128	226,825			 353,953
                     ----------  ----------  ----------- -----------
 NET INCOME (LOSS)  $(6,141,853)  $	291,576   $1,583,922 $(4,266,355)
                     ----------  ----------  ----------- -----------
Net income (loss)
per weighted
average share	  $      (.43)                         $      (.10)
                     ----------                          -----------
Weighted average
number of common
shares used to
compute net income
(loss) per weighted
average share	   14,185,573				    40,821,486
                     ----------                          -----------



            DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                 CONDENSED FINANCIAL STATEMENTS


The preceding pro forma consolidated condensed balance sheet has been derived from the balance sheets of the Company and Advanced Clinical Systems, Inc. and Subsidiaries ("Advanced") at December 31, 1998. The balance sheet assumes that the Company acquired 100% of the outstanding stock of Advanced on December 31, 1998 in a reverse acquisition with Advanced as the acquirer and Dynamic as the acquiree.

(1)	Reflects issuance of 4,162,500 shares of stock and 8,325,000 warrants to purchase stock at $1.50 per share prior to December
31, 2000 to reduce convertible debt and interest payable and adjustments to deferred debt issue costs (1999 transaction) with resulting gain reflected as a reduction of accumulated deficit.

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<Page 41>

(2)	Reflects removal of deferred tax asset, goodwill, and
amortization of goodwill of Dynamic as part of purchase accounting by Advanced.

(3)	Reflects issuance of 22,473,413 shares of stock to acquire
Advanced. Advanced shareholders end up with 55% of outstanding stock.

(4)	Reflects adjustments necessary to remove treasury stock,
adjust stock and adjust retained earnings to be that of Advanced and record goodwill associated with the purchase transaction of Dynamic.

(5)	Reflects amortization of goodwill from this transaction based on a ten year amortization period.

The preceding pro forma consolidated condensed statement of operations has been derived from the statements of operations of the Company and Advanced as of December 31, 1998, and assumes the acquisitions occurred as of the beginning of the period. Advanced has a fiscal year end of June. The operations for Advanced consist of the six (6) months ended June 30, 1998 added to the six (6) months ended December 31, 1998. The audited net income for Advanced for its fiscal year ended June 30, 1998 was $698,226.


                    SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company's common stock held by all persons who, to the knowledge of the Company, beneficially owned more than five percent (5%) of the outstanding shares of the Company's common stock as of May 10, 1999, or, in certain instances as described in the footnotes below, as of a date of the filing by such person of a Schedule 13G with the Securities and Exchange Commission ("Commission"). According to rules adopted by the Commission, a person is the "beneficial owner" of securities if he or she has, or shares, the power to vote them, or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned.


Class		     Name and Address	  Number of Shares    Percent
                 of Beneficial Owner  Beneficially Owned  of Class
---------        -------------------  ------------------  --------
Class A Common   Vickie T. Lucky	        2,370,000	      12.9%
                 1613 Jimmie Davis Hwy.
                 Suite #1&2
                 Bossier City, LA  71112

The Company knows of no other person who is the beneficial owner of more than five percent of the Company's common stock.

SECURITY OWNERSHIP OF CERTAIN MANAGEMENT OF THE COMPANY

The following table sets forth information, as of May 10, 1999, concerning the Company's common stock owned by: (i) each director;
(ii) the Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during fiscal 1998 and were serving as executive officers at the end of fiscal 1998; and
(iii) all directors and officers of the Company as a group.

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According to rules adopted by the Commission, a person is the
"beneficial owner" of securities if he or she has, or shares, the power to vote them, or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned.


Class		     Name and Address	  Number of Shares    Percent
                 of Beneficial Owner  Beneficially Owned  of Class
---------        -------------------  ------------------  --------

Class A Common   Jan Wallace	              550,000   	2.99%
                 (President & Director)
                 6929 East Cheney
                 Paradise Valley, AZ 85253

Class A Common   William H. Means, Jr. 	   30,000	       .16%
                 (Director)
                 1613 Jimmie Davis Hwy.
                 Suite #1&2
                 Bossier City, LA  71112

Class A Common  Grace Sim	               20,000	       .11%
                (Secretary/Treasurer)
                6955 E. Caballo Drive,
                Paradise Valley, Arizona
                85253

Class A Common  Elliot Smith	               50,000	       .27%
                (Director)
                6955 E. Caballo Drive,
                Paradise Valley, Arizona
                85253

Class A Common  All officers and directors  650,000	      3.54%
                as a group (4 persons)


                 ADDITIONAL INFORMATION

INDEPENDENT ACCOUNTANTS

Upon appointment by the Board, Smith & Company, independent public accountants, audited and reported on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1998. Such financial statements can be found in the Company's 10K filed on April 15, 1999 and are incorporated by reference in this Proxy Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

                              43

<Page 43>

(i) 	the Company's Annual Report on Form 10-K filed with the
Commission on April 15, 1999, for the fiscal year ended
December 31, 1998;

(ii)	the Company's Form 8-K dated April 13, 1999 and filed
with the Commission on April 14, 1999

The following documents, attached hereto, are incorporated herein by reference:

Exhibit Number   	Description

1 	     		Capital Contribution Agreement
2                	Agreement and Plan of Merger
3                	Operating Agreement of Advanced-Dynamic, LLC
4                	Registration Rights Agreement
5                 Escrow Agreement
6                 Employment Agreement of Kevin Lee
7                 Stock Option Agreement of Kevin Lee
8                 Consolidated Financial Statements of Advanced
                  Clinical Systems, Inc. and Subsidiaries
                  as of June 30, 1998
9			Amendment to Capital Contribution Agreement
10			Amendment to Agreement and Plan of Merger
11			Stock Option Agreement of Andrew Miller

All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Corporate Secretary at the address set forth below in "Other Matters."

                      ANNUAL MEETING

The 1999 Annual Meeting of Shareholders of the Company will be held on June 28, 1999 at 11:00 a.m., at 101 Convention Center Drive,
Suite 1200, Las Vegas, Nevada 89109.

                              44

<Page 44>

                      OTHER MATTERS

The Board, as of May 10, 1999 was not aware of any matters to be presented for action at the Annual Meeting other than the approval of the Merger Agreement, the modification of the Company's Stock Option Plan and the election of the directors, and do not intend to bring any other matters before the Annual Meeting. If any other matters properly come before the meeting, however, or any adjournment thereof, the person or persons voting the proxies will vote in accordance with their best judgment.

A copy of the Company's 1999 Annual Report on Form 10-K, incorporating the Company's audited financial statements for the year ended December 31, 1998, as required to be filed with the Commission will be provided upon written request without charge to any shareholder whose proxy is being solicited by the Board. The written request should be directed to the Secretary of the Company, 6955 E. Caballo Drive, Paradise Valley, Arizona 85253.


By Order of the Board of Directors
of Dynamic Associates, Inc.


_______________________________
JAN WALLACE
President and Chief Executive Officer

                              45

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                   DYNAMIC ASSOCIATES, INC.
                           PROXY

  FOR ANNUAL MEETING OF THE SHAREHOLDERS OF DYNAMIC ASSOCIATES,INC.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JAN WALLACE and GRACE SIM, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at 101 Convention Center Drive, Suite 1200, Las Vegas, Nevada 89109, on June 28, 1999 at 11:00 a.m. Pacific Standard Time, and at any adjournments thereof.

            Please mark your votes as indicated   [X]

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

1.  Election of directors: Jan Wallace. Grace Sim and Elliot Smith.
                   FOR Election       NOT FOR Election
                   of directors       of directors
                     [_]                  [_]

Except vote withheld from following nominee(s) listed above.

___________________________	________________________

2. Merger by and between Dynamic Acquisition Corporation and ACS2,
Inc.

                   FOR Merger       NOT FOR Merger
                     [_]                   [_]

3. Amendment of the Company's Stock Option Plan to increase the maximum aggregate number of shares which may be optioned under these Plans to 7,000,000 in conformity with the requirements of the Merger Agreement

                   FOR Amendment    NOT FOR Amendment
                     [_]                    [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature(s)         Dated:  ________________, 1999


___________________________	___________________________


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